Exhibit (g)(1)

                                    FORM OF
                        INVESTMENT MANAGEMENT AGREEMENT


                  AGREEMENT, dated [ ], 2004 between BTOP50 CTA Index Fund (the "Fund"), a Delaware statutory trust, and Asset Alliance Advisors, Inc. (the "Adviser"), a Delaware corporation.

                  WHEREAS, Adviser has agreed to furnish investment advisory services to the Fund, a closed-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act");

                  WHEREAS, this Agreement has been approved in accordance with the provisions of the 1940 Act, and the Adviser is willing to furnish such services upon the terms and conditions herein set forth;

                  NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

                  1. In General. The Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Fund with respect to the investment of the Fund's assets and to supervise and arrange for the day-to-day operations of the Fund and the purchase of securities for and the sale of securities held in the investment portfolio of the Fund.

                  2. Duties and Obligations of the Adviser with Respect to Investment of Assets of the Fund. Subject to the succeeding provisions of this section and subject to the direction and control of the Fund's Board of Trustees, the Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Fund's assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolio of the Fund; and (iv) provide investment research to the Fund.

                  3. Duties and Obligations of Adviser with Respect to the Administration of the Fund. The Adviser also agrees to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the Fund's Administrator, Custodian, Transfer Agent and Dividend Disbursing Agent and other service providers) for the Fund. The duties and obligations of the Adviser set forth herein may be delegated to and performed by the Fund's Administrator, Custodian,


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Transfer Agent and Dividend Disbursing Agent. To the extent requested by the
Fund, the Adviser agrees to provide the following administrative services:

                           (a) Oversee the determination and publication of
the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board of Trustees;

                           (b) Oversee the maintenance the Fund's Custodian
and Transfer Agent and Dividend Disbursing Agent of certain books and records of the Fund as required under Rule 31a-1(b)(4) of the 1940 Act and maintain (or oversee maintenance by such other persons as approved by the Board of Trustees) such other books and records required by law or for the proper operation of the Fund;

                           (c) Oversee the preparation and filing of the
Fund's federal, state and local income tax returns and any other required tax returns;

                           (d) Review the appropriateness of and arrange for
payment of the Fund's expenses;

                           (e) Prepare for review and approval by officers of
the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

                           (f) Prepare for review by an officer of the Fund
the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR, Form N-CSR and such other reports, forms and filings, as may be mutually agreed upon;

                           (g) Prepare reports relating to the business and
affairs of the Fund as may be mutually agreed upon and not otherwise appropriately prepared by the Fund's custodian, counsel or auditors;

                           (h) Make such reports and recommendations to the
Board of Trustees concerning the performance of the independent accountants as the Board of Trustees may reasonably request or deems appropriate;

                           (i) Make such reports and recommendations to the
Board of Trustees concerning the performance and fees of the Fund's Custodian and Transfer and Dividend disbursing agent as the Board of Trustees may reasonably request or deems appropriate;


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                           (j) Oversee and review calculations of fees paid to
the Fund's service providers;

                           (k) Oversee the Fund's portfolio and perform
necessary calculations as required under Section 18 of the 1940 Act;

                           (l) Consult with the Fund's officers, independent
accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Fund and monitor financial and shareholder accounting services;

                           (m) Review implementation of any share purchase
programs authorized by the Board of Trustees;

                           (n) Determine the amounts available for
distribution as dividends and distributions to be paid by the Fund to its shareholders; prepare and arrange for the printing of dividend notices to shareholders; and provide the Fund's dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions and to implement the Fund's dividend reinvestment plan;

                           (o) Prepare such information and reports as may be
required by any banks from which the Fund borrows funds;

                           (p) Provide such assistance to the Custodian and
the Fund's counsel and auditors as generally may be required to properly carry on the business and operations of the Fund;

                           (q) Assist in the preparation and filing of Forms
3, 4, and 5 pursuant to Section 16 of the Securities Exchange Act of 1934 and
Section 30(f) of the 1940 Act for the officers and Trustees of the Fund, such filings to be based on information provided by those persons;

                           (r) Respond to or refer to the Fund's officers or
transfer agent, shareholder (including any potential shareholder) inquiries relating to the Fund;

                           (s) Assist in administration of repurchases of
Common Shares from investors; and

                           (t) Supervise any other aspects of the Fund's
administration as may be agreed to by the Fund and the Adviser.


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                  All services are to be furnished through the medium of any directors, officers or employees of the Adviser or its affiliates as the Adviser deems appropriate in order to fulfill its obligations hereunder.

                  The Fund will reimburse the Adviser or its affiliates for all out-of-pocket expenses incurred by them in connection with the performance of the administrative services described in this paragraph 3.

                  4. Covenants. In the performance of its duties under this Agreement, the Adviser shall:

                           (a) (i) at all times seek to conform to, and act in
accordance with, any requirements imposed by the provisions of the 1940 Act and the Investment Advisers Act of 1940, and all applicable Rules and Regulations of the SEC; (ii) any other applicable provision of law; (iii) the provisions of the Agreement and Declaration of Trust, and By-Laws of the Fund, as such documents are amended from time to time; (iv) the investment objective and policies of the Fund as set forth in its Registration Statement on Form N-2; and (v) any policies and determinations of the Board of Trustees of the Fund communicated to the Adviser in writing;

                           (b) place orders either directly with the issuer or
with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Adviser will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Adviser will consider the experience and skill of the firm's securities traders as well as the firm's financial responsibility and administrative efficiency. Consistent with this obligation, the Adviser may select brokers on the basis of the research, statistical and pricing services they provide to the Fund and other clients of the Adviser. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Adviser hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Adviser determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Adviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long-term. In no instance, however, will the Fund's securities be purchased from or sold to the Adviser, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

                           (c) treat confidentially and as proprietary
information of the Fund all records and other information relative to the Fund, and the Fund's prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Fund, which approval shall not be unreason-


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ably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

                  5. Services Not Exclusive. Nothing in this Agreement shall prevent the Adviser or any officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Adviser or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

                  6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

                  7. Agency Cross Transactions. From time to time, the Adviser or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an "Account") securities which the Adviser's investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Adviser or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client's consent. This is because in a situation where the Adviser is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Adviser or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Adviser's part regarding the advisory client. The SEC has adopted a rule under the Investment Advisers Act of 1940 which permits the Adviser or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Fund authorizes the Adviser or its affiliates to participate in agency cross transactions involving an Account. The Fund may revoke its consent at any time by written notice to the Adviser.

                  8. Expenses. During the term of this Agreement, the Adviser will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or Trustees fees of any officers or Trustees of the Fund who are affiliated persons (as defined in the 1940 Act) of the Ad-


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viser; provided that the Board of Trustees of the Fund may approve reimbursement to the Adviser of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Adviser who devote substantial time to Fund operations or the operations of other investment companies advised by the Adviser.

                  9. Compensation of the Adviser. (a) The Fund agrees to pay to the Adviser and the Adviser agrees to accept as full compensation for all services rendered by the Adviser as such, a monthly fee (the "Investment Advisory Fee") in arrears at an annual rate equal to 1.00% of the month end value of the Fund's total assets no later than seven (7) calendar days after each month end. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

                           (b) For purposes of this Agreement, the net assets
of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Fund for calculating the value of the Fund's assets or delegating such calculations to third parties.

                  10. Indemnity. (a) The Fund hereby agrees to indemnify the Adviser, and each of the Adviser's directors, officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Adviser's request as director, officer, partner, member, Trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or
(iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant


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to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Fund.

                           (b) The Fund shall make advance payments in
connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Fund receives a written affirmation of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Fund unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Trustees of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide a security for such Indemnitee-undertaking, (B) the Fund shall be insured against losses arising by reason of any lawful advance, or (C) a majority of a quorum consisting of Trustees of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees") or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

                           (c) All determinations with respect to
indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or
(2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Fund, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized shall be made in accordance with the immediately preceding clause (2) above.

                           The rights accruing to any Indemnitee under these
provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

                  11. Limitation on Liability. (a) The Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by Adviser or by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.


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                           (b) Notwithstanding anything to the contrary
contained in this Agreement, the parties hereto acknowledge and agree that, as provided in Section 5.1 of Article V of the Declaration of Trust, this Agreement is executed by the Trustees and/or officers of the Fund, not individually but as such Trustees and/or officers of the Fund, and the obligations hereunder are not binding upon any of the Trustees or Shareholders individually but bind only the estate of the Fund.

                  12. Duration and Termination. This Agreement shall become effective as of the date hereof and, unless sooner terminated with respect to the Fund as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Fund's Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Fund at any time, without the payment of any penalty, upon giving the Adviser 60 days' notice (which notice may be waived by the Adviser), provided that such termination by the Fund shall be directed or approved by the vote of a majority of the Trustees of the Fund in office at the time or by the vote of the holders of a majority of the voting securities of the Fund at the time outstanding and entitled to vote, or by the Adviser on 60 days' written notice (which notice may be waived by the Fund). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings of such terms in the 1940 Act.)

                  13. Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

                  14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

                  15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

                  16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or


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otherwise affect their construction or effect. If any provision of this
Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

                  17. Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused the
foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

                                            BTOP50 CTA INDEX FUND


                                           By:_________________________________
                                                 Name:  Stephen G. Bondi
                                                 Title:    President


                                            ASSET ALLIANCE ADVISORS, INC.



                                            By:________________________________
                                                 Name:  Xiao-Hong-Jing
                                                 Title: Senior Vice President



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